UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 21, 2014

LODGECAP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	27-4607038
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)
190 E. Stacy Rd, Suite 1720
Allen, Texas 75002

(Address of Principal Executive Offices,
Including Zip Code)

(214) 618-8288

(Registrant’s Telephone Number, Including Area Code)

Medical Hospitality Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Amendment to Articles of Incorporation - Name Change

On August 21, 2014, the Board of Directors and the stockholders of Medical Hospitality Group, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to change the name of the Company from "Medical Hospitality Group, Inc." to "LodgeCap, Inc." (the “Name Change”). Articles of Amendment reflecting the Name Change were filed with the Secretary of State of Maryland, and the Company received notification of acceptance of the Name Change on September 3, 2014. The Name Change was effected to better reflect the future business operations of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders

Name Change Amendment

On August 21, 2014, the stockholders of the Company unanimously approved the Name Change after approval by the Company’s Board of Directors. Pursuant to the Company's Bylaws and the Maryland General Corporation Law, approval by the holders of at least two thirds of the Company’s outstanding votes is required to effect the Name Change. As of August 21, 2014, the Company had 30,000 voting shares of Common Stock issued and outstanding, all of which were voted in favor of the Name Change. The consenting stockholders voted by a unanimous written consent dated as of August 21, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

3.1	Articles of Amendment to the Articles of Incorporation of Medical Hospitality Group, Inc., filed with the Secretary of State of Maryland on August, 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGECAP, INC.

Date: September 8, 2014	/s/ Tim Moore
Tim Moore
President and Chief Financial Officer